EXHIBIT 10.23

EIGHTH AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT
DATED AS OF SEPTEMBER 30, 1996

      THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “Eighth Amendment”) effective as of the 19th day of March, 2001, by and among MAXCO, INC., a Michigan Corporation (“Borrower”) and COMERICA BANK, a Michigan banking corporation (“Bank”).

W I T N E S S E T H

      WHEREAS, Borrower and Bank entered into a certain Amended and Restated Loan Agreement dated September 30, 1996, as amended by First Amendment thereto dated as of August 1, 1997, as further amended by Second Amendment thereto dated as of June 24, 1998, as further amended by Third Amendment thereto dated as of September 24, 1998, as further amended by Fourth Amendment thereto dated as of June 22, 1999, as further amended by Fifth Amendment thereto dated as of September 1, 1999, as further amended by Sixth Amendment thereto dated as of July 10, 2000, and as further amended by Seventh Amendment dated as of January 11, 2001 (the “Agreement”); and

      WHEREAS, Borrower and Bank now desire to amend the Agreement for the purpose of modifying certain financial and other covenants.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Bank hereby agree as follows:

      1. In Sub-Section 6.6 of Section 6 of the Agreement is hereby deleted in its entirety and replaced by the following:

6.6 Maintain Consolidated Funded Debt to EBITDA. On a consolidated basis, maintain the ratio of Consolidated Funded Debt to earnings before interest, taxes, depreciation and amortization (determined on a rolling four quarters basis) (“EBITDA”) of not more than 6.00 to 1.0.

      2. In Sub-Section 6.12 of Section 6 of the Agreement is hereby deleted in its entirety and replaced by the following:

6.12 Maintain Debt to Tangible Net Worth. On a consolidated and proforma (including acquisitions) basis, maintain the ratio of Debt to Tangible Net Worth of not more than 2.80 to 1.0.

      3. Subsection 7.3 of Section 7 of the Agreement is hereby deleted in its entirety and replaced by the following:

7.3 Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

      4. Sub-Section 7.7 of Section 7 is hereby deleted in its entirety and is replaced by the following:

7.7 Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for (i) the endorsement of negotiable instruments by the Borrower or the Subsidiaries in the ordinary course of business for deposit or collection, (ii) the guaranty by the Borrower of any and all obligations of any Subsidiary wholly-owned by Borrower, (iii) the guaranties by the Borrower listed on Schedule 5.12 of this Agreement; provided that the aggregate dollar amount of all guarantees expressly permitted by (iii) of this Sub-Section 7.7 shall not exceed $68 Million as of the date of the signing of this agreement and shall not exceed $40 Million on, or at any time after, June 30, 2001.

      5. Sub-Section 7.10 of Section 7 is hereby deleted in its entirety and is replaced by the following:

7.10 Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for the common stock of or ownership interests in the Guarantors, Integral Vision, Inc., Provant, Inc., Robinson Oil Co., L.L.C., AMI Energy, Inc., L/M Associates, L.L.C., L/M Associates II, L.L.C., Blasen Brogan Asset Management Company, Foresight Solutions, Inc., LandEquities Corporation, Nilson Builders, Inc., Midstate Industrial, Inc., Phoenix Financial Group, Ltd., MyOem.com, Inc., Vertical V.C., in each case limited to the interest owned by the Borrower on the date of this Eighth Amendment to the Agreement, and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000, direct obligations of the United States Government maturing within one year from the date of acquisition thereof, and high grade commercial paper and high grade fixed-income securities (e.g., corporate bonds).

      6. Except as specifically modified hereby, the terms and conditions of the Agreement and the Notes, as the same may be amended from time to time, remain in full force and effect and the undersigned hereby ratify and agrees to be bound by the terms of the Agreement as hereby amended.

      7. Neither the extension of this Eighth Amendment by the Bank, nor any other act or omission by the Bank in connection herewith, shall be deemed an express or implied waiver by the Bank of any default under the Agreement.

      IN WITNESS WHEREOF, the Borrower and the Bank have caused this Eighth Amendment to be executed by their duly authorized officers as of the day and year first written above.

MAXCO, INC

By \S\ VINCENT SHUNSKY

Vincent Shunsky

Its Vice President

COMERICA BANK

By \S\ DAVID G. GRANTHAM

David G. Grantham

Its Vice President

      The Undersigned Guarantors hereby acknowledge and consent to the above Eighth Amendment.

Ersco Corporation	Pak-Sak Industries, Inc.

By \S\ VINCENT SHUNSKY	By \S\ VINCENT SHUNSKY

Vincent Shunsky	Vincent Shunsky

Its Treasurer	Its Treasurer

Atmosphere Annealing, Inc.

By \S\ VINCENT SHUNSKY

Vincent Shunsky

Its Treasurer